Exhibit 99.1

CoroWare announces ARICOn Joint venture

ARICON, LLC to pursue automation and robotics in the construction industry

Kirkland, WA – September 27, 2012 – CoroWare, Inc. (OTCQB:COWI) announced today it has partnered with a private investor to launch a joint venture – ARiCON, LLC – that will develop and market mobile robot platforms, applications, and solutions for the construction industry.

The joint venture will initially be comprised of CoroWare, who will contribute mobile robotics development capabilities; and Lucas Snyder, a private investor who will contribute construction industry knowledge, expertise and customer relationships.

Since the 1960’s, the construction industry saw great advances through the development of Computer Aided Architectural Design (CAAD) products and services. Through its combined expertise in construction and robotics, ARiCON intends to address the growing need for Computer Aided Production (CAP) solutions, with its initial focus on the development of robotic layout systems.

“Computer Aided Architectural Design has been the construction industry’s best practice since the 1960s, said Lucas Snyder. “ARiCON’s initial product offering will bridge the void between design and production and usher in a new sustainable future for the construction industry.”

ARiCON plans to address this between design and production with a robotic layout system over the next six months, taking our product to market three months thereafter.”

“We are excited to announce a joint venture with an investor who has a passion for bringing new advances into the commercial construction industry,” said Lloyd Spencer, CEO of CoroWare. “Working together, we believe that ARiCON’s floor layout robotic solutions will help address the productivity and efficiency challenges faced by the construction industry.”

About ARICON, LLC

Headquartered in North Carolina, ARICON, LLC, is focused on the development and marketing of mobile robot platforms, applications, and solutions for the construction industry.

About CoroWare, Inc.

Headquartered in Kirkland, Washington, CoroWare is a solutions integrator with expertise in affordable and open mobile robotics; business class video conferencing; and operational business intelligence.  Since 2004, CoroWare has delivered mobile robotics consulting services, solutions, and products to customers worldwide in Europe, Asia, and the Americas.

CoroWare is recognized as an innovative mobile robotics solutions integrator in the research community because of its expertise in Robotic Operating System (ROS), robotics simulation, and application development. CoroWare's CoroBot product line has been shipped to over 86 corporate and academic researchers in over 24 countries worldwide.

In 2012, CoroWare was listed in the RBR50 list of robotics companies to watch by Robotics Business Review. http://www.roboticsbusinessreview.com/site/more_about_the_rbr50

For more information on CoroWare and its products and services, please visit www.coroware.com.

Safe Harbor Statement: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") (http://www.sec.gov/about/laws/sea34.pdf (Sec.21E p. 223). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Forward looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. CoroWare takes no obligation to update or correct forward-looking statements, and also takes no obligation to update or correct information prepared by third parties. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

####

Investor Relations Contact:

Shanna Gerrard

CoroWare

investor@coroware.com

(800) 641-2676, option 3

Headquartered in Kirkland, Washington, CoroWare is a solutions integrator with expertise in business class video conferencing; affordable and open mobile robotics; and operational business intelligence.  For more information on CoroWare’s products and services, please visit http://www.coroware.com.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners. This press release is written using forward-looking statements pursuant to the Private Securities Litigation Reform Act of 1995:http://www.sec.gov/about/laws/sea34.pdf (Sec. 21E p. 223).

####

Investor Relations Contact:

Shanna Gerrard

CoroWare, Inc.

investor@coroware.com

(800) 641-2676, Option 4